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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                November 7, 2002

                             Chittenden Corporation
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)



          Vermont                        0-7974                  03-0228404
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


                Two Burlington Square, Burlington, Vermont 05401
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (802) 658-4000
                                 --------------



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Item 5.  Other Events

         On November 7, 2002, Chittenden Corporation ("Chittenden") and Granite State Bankshares, Inc. ("Granite") announced that they had entered into an Agreement and Plan of Merger, dated as of November 7, 2002 (the "Merger Agreement"), which sets forth the terms and conditions pursuant to which Granite will be merged with and into Chittenden (the "Merger"). The Merger Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Granite (subject to certain exceptions) will be converted into the right to receive either: (i) $46.00 in cash; (ii) 1.64 shares of common stock of Chittenden, plus cash in lieu of any fractional share interests; or (iii) a combination of common stock of Chittenden and cash, subject to election and allocation procedures set forth in the Merger Agreement which are intended to ensure that 50% of the outstanding shares of Granite common stock will be converted into the right to receive Chittenden common stock and 50% of the outstanding shares of Granite common stock will be converted into the right to receive cash.

         Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Merger Agreement by the shareholders of Granite and (ii) the receipt of Federal and state banking regulatory approvals.

         Certain directors and officers of Granite who own in the aggregate approximately 16.47% of the outstanding shares of common stock of Granite have entered into a Shareholders Agreement (the "Shareholders Agreement") with Chittenden pursuant to which these directors and officers have agreed to vote all of their shares of common stock which they are entitled to vote in favor of the Merger.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as
Exhibit 99.1 to this report and is incorporated into this Item 5 by reference. In addition, the foregoing description of the Shareholders Agreement is qualified in its entirety by reference to such Shareholders Agreement, a copy of which is included as Exhibit 99.2 to this report and is incorporated into this
Item 5 by reference.

         For additional information, the joint press release issued by Chittenden and Granite with respect to the above-described transaction is included hereto as Exhibit 99.3 and is incorporated into this Item 5 by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

         Exhibit 99.1 Agreement and Plan of Merger, dated as of November 7, 2002, between Chittenden and Granite

         Exhibit 99.2 Shareholders Agreement, dated as of November 7, 2002, between Chittenden and certain directors and officers of Granite

         Exhibit 99.3 Text of Joint Press Release issued by Chittenden and Granite on November 7, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CHITTENDEN CORPORATION


Date:  November 7, 2002              By:  /s/ F. Sheldon Prentice
                                          -----------------------------------
                                          Name:  F. Sheldon Prentice
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

Exhibit 99.1 Agreement and Plan of Merger, dated as of November 7, 2002, between Chittenden and Granite

Exhibit 99.2 Shareholders Agreement, dated as of November 7, 2002, between Chittenden and certain directors and officers of Granite

Exhibit 99.3 Text of Joint Press Release issued by Chittenden and Granite on November 7, 2002